Exhibit 99.1

Terns Pharmaceuticals Reports Second Quarter 2024 Financial Results and Corporate Updates

Top-line data from Phase 1 trial of TERN-601 (oral GLP-1) for obesity expected in September 2024

Interim data from initial dose escalation cohorts of Phase 1 CARDINAL trial evaluating TERN-701 (allosteric BCR-ABL) in chronic myeloid leukemia (CML) expected in December 2024

Cash, cash equivalents and marketable securities of $225 million, expected to provide runway into 2026

FOSTER CITY, Calif., August 5, 2024 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today reported financial results for the quarter ended June 30, 2024 and provided corporate updates.

“We are excited about the remainder of 2024 as we progress towards multiple important milestones across our metabolic and oncology franchises,” said Amy Burroughs, chief executive officer of Terns. “In September, we plan to release top-line data from the Phase 1 trial of TERN-601 for obesity. We are encouraged by recent data supporting allosterics as an important new class of therapy for patients with CML. In December, we look forward to sharing interim dose escalation data from the ongoing Phase 1 CARDINAL trial of our differentiated allosteric BCR-ABL inhibitor, TERN-701 in CML. Both upcoming readouts represent critical steps forward in our mission to deliver potential best-in-class small-molecule therapies to patients.”

Recent Pipeline Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia (CML)

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Interim data from initial dose escalation cohorts in Terns’ ongoing Phase 1 CARDINAL trial of TERN-701 in CML expected in December 2024
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CARDINAL is a global, multicenter, open-label, two-part Phase 1 clinical trial to evaluate the safety, pharmacokinetics (PK), and efficacy of TERN-701 in patients with previously treated CML
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In April, Terns announced findings from a concurrent Phase 1 PK study of TERN-701 in U.S. healthy volunteers, which indicated TERN-701 can be administered once-daily (QD) with or without food at doses that achieve clinically efficacious exposures
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Terns plans to host a TERN-701-focused virtual key opinion leader (KOL) event on August 20, 2024 at 10am ET
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The event will feature a discussion on how to interpret early CML datasets with Andreas Hochhaus, M.D., Professor of Internal Medicine Hematology and Oncology and Interim Head of the Department of Hematology and Medical Oncology at the University Medical Center Jena in Germany
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Registration for the event can be accessed here

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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On track to report safety and 28-day weight loss data in September 2024 from the Phase 1 first-in-human clinical trial of TERN-601, Terns’ lead oral GLP-1 receptor agonist, in obese and overweight participants
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Primary endpoints include safety and tolerability assessments
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Secondary and exploratory endpoints include PK and change in body weight over 28 days
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Preliminary safety findings continue to be unremarkable to date with no observations of liver enzyme elevations, drug induced liver injury or discontinuations due to treatment-related adverse events

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Preparations are underway to rapidly progress to a 12-week, Phase 2a clinical trial for obesity, following supportive data from the Phase 1 trial

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist

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In June, Terns presented new preclinical data at the American Diabetes Association (ADA) 84th Scientific Sessions supporting TERN-501 in combination with a GLP-1 receptor agonist for obesity
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Preclinical findings demonstrated TERN-501 in combination with semaglutide significantly enhanced weight loss and showed proportionally greater loss of fat mass relative to lean mass compared to semaglutide alone
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Results support the potential for TERN-501 as a combination partner for injectable and oral GLP-1 agonists for use in obesity and other metabolic disorders
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The full poster is available on Terns’ scientific publications website
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Terns continues to evaluate opportunities for TERN-501 in metabolic diseases

TERN-800 Series: Oral, small-molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators

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Discovery efforts are ongoing for small molecule GIPR modulators for obesity, which have the potential for combination with GLP-1 receptor agonists
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Terns is prioritizing its discovery efforts on nominating a GIPR antagonist development candidate based on in-house discoveries and growing scientific rationale supporting the potential of GLP-1 receptor agonist/GIPR antagonist combinations for obesity

Corporate Updates

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In July 2024, Terns announced the appointment of Elona Kogan as chief legal officer of Terns and the upcoming departure of Bryan Yoon, chief operating officer
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Terns also announced a planned transition for Mark Vignola Ph.D., chief financial officer. A search for a new CFO is underway. Dr. Vignola will continue to serve as CFO through the end of January 2025, or until a successor is found

Second Quarter 2024 Financial Results

Cash Position: As of June 30, 2024, cash, cash equivalents and marketable securities were $225.3 million, as compared with $263.4 million as of December 31, 2023. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2026.

Research and Development (R&D) Expenses: R&D expenses were $18.4 million for the quarter ended June 30, 2024, as compared with $14.2 million for the quarter ended June 30, 2023.

General and Administrative (G&A) Expenses: G&A expenses were $7.2 million for the quarter ended June 30, 2024, as compared with $7.0 million for the quarter ended June 30, 2023.

Net Loss: Net loss was $22.7 million for the quarter ended June 30, 2024, as compared with $17.9 million for the quarter ended June 30, 2023.

Financial Tables

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$18,352	$14,151	$36,939	$31,207
General and administrative	7,185	7,008	14,044	14,109
Total operating expenses	25,537	21,159	50,983	45,316
Loss from operations	(25,537)	(21,159)	(50,983)	(45,316)
Interest income	2,876	3,395	6,058	6,088
Other expense, net	(14)	(60)	(26)	(64)
Loss before income taxes	(22,675)	(17,824)	(44,951)	(39,292)
Income tax expense	(61)	(72)	(158)	(132)
Net loss	$(22,736)	$(17,896)	$(45,109)	$(39,424)

Net loss per share, basic and diluted	$(0.31)	$(0.25)	$(0.61)	$(0.56)
Weighted average common stock outstanding, basic and diluted	74,459,774	71,364,110	74,429,576	70,575,645

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	June 30, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$225,297	$263,440
Total assets	230,880	268,517
Total liabilities	12,199	13,150
Total stockholders’ equity	218,681	255,367

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-β agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about the Company within the meaning of the federal securities laws, including those related to expectations, timing and potential results of the clinical trials and other development activities of the Company and its partners; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities, including the results of any interactions with regulatory authorities on its programs; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy, including potential combinations involving multiple product candidates; the Company’s plans and expectations around the addition of key personnel; and the Company’s expectations with regard to its cash runway and sufficiency of its cash resources. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com